EXHIBIT 1
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                                WAIVER AGREEMENT

         THIS WAIVER AGREEMENT ("Agreement"), dated as of September 11, 2000, is among International Specialty Products Inc. and the other parties signatory hereto (collectively, the "Investors") with respect to shares of common stock (the "Shares") of Life Technologies, Inc., a Delaware corporation (the "Company").

                                    RECITALS:

         WHEREAS, as of the date hereof, each of the Investors owns or controls, directly or indirectly, that number of Shares set forth after its name on the signature pages to this Agreement;

         WHEREAS, each of the Investors is party to that certain Group Agreement, dated as of July 18, 2000 (the "July 18 Agreement"), with respect to Shares of the Company, as well as one or more other agreements with certain of the Investors with respect to Shares of the Company (collectively, the "Other Agreements");

         WHEREAS, the July 18 Agreement and the Other Agreements (collectively, the "Previous Agreements") have been described in certain Schedule 13D filings previously made by the applicable Investors;

         WHEREAS, at a special meeting of stockholders of the Company to be held on September 14, 2000 (the "Special Meeting"), stockholders of the Company will be voting upon a proposal (the "Proposal") to approve and adopt the Agreement and Plan of Merger between Invitrogen Corporation and the Company, dated as of July 7, 2000; and

         WHEREAS, the Investors intend to waive the application of Section 3 of the July 18 Agreement as set forth herein, so as to permit each Investor to make its own decision and vote independently on the Proposal at the Special Meeting, and for all other purposes for the Previous Agreements to continue in full force and effect.

         NOW, THEREFORE, for good an valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Section 3 of the July 18 Agreement is hereby waived and shall be of no force and effect with respect to the Proposal to be voted on at the Shareholder Meeting and at any postponements, continuations or adjournments thereof, thus providing each Investor with the sole and unrestricted discretion to vote its Shares for, against or to abstain or refrain from voting on the Proposal.

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         2. Except as otherwise provided expressly herein, each of the Previous
Agreements shall remain in full force and effect and are hereby ratified and confirmed.


         3. Each of the parties hereby agrees to join with each of the other parties hereto in a Schedule 13D filing and any required amendments thereto with respect to this Agreement.

         4. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and may only be amended by a written agreement executed by all of the parties hereto. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           [signature pages to follow]




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                  IN WITNESS WHEREOF, the undersigned has duly executed this
Agreement as of the date written above.


                            INTERNATIONAL SPECIALTY PRODUCTS INC.


                            By:  /s/ Susan B. Yoss
                                 ------------------------------------------
                                 Name: Susan B. Yoss
                                 Title: Senior Vice President and Treasurer

                            Shares owned:  3,506,270





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                  IN WITNESS WHEREOF, the undersigned has duly executed this
Agreement as of the date written above.


                             THE COHEN REVOCABLE TRUST



                             By:  /s/ S. Cohen
                                  -------------------------------
                                  Name: S. Cohen
                                  Title: Trustee

                             Shares owned:  397,100



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                  IN WITNESS WHEREOF, the undersigned has duly executed this
Agreement as of the date written above.


                              BEAR, STEARNS & CO. INC.



                              By:  /s/ Barry Cohen
                                   -------------------------------
                                   Name: Barry Cohen
                                   Title: Senior Managing Director

                              Shares owned:  No less than 300,000






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                  IN WITNESS WHEREOF, the undersigned has duly executed this
Agreement as of the date written above.


                                  /s/ Frederick R. Adler
                                  ------------------------------------
                                  Frederick R. Adler


                                  Shares owned:  714,895



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                  IN WITNESS WHEREOF, the undersigned has duly executed this
Agreement as of the date written above.


                                    /s/ A. Chang
                                    -------------------------------
                                    A. Chang

                                    Shares owned:  135,500




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